FOR IMMEDIATE RELEASE

INVESTOR CONTACT	PRESS CONTACT
Nancy Bridgman Lysinger	Carter B. Cromley
V.P., Treasurer	Director, PR & Industry Analysts
SAVVIS Communications	SAVVIS Communications
(703) 234-8000	(703) 234-8000
nancy.lysinger@savvis.net	carter.cromley@savvis.net

SAVVIS Communications Selected to Acquire

Cable & Wireless America Assets

Assets to be Purchased Include CWA’s Tier 1 IP Network; Fifteen Enterprise Hosting Centers;

and More Than 5,000 Customers

Acquisition Will Further Strengthen SAVVIS as One of the World’s Largest IP Infrastructure

Providers, Offering a Full Range of Network and Hosting Services

ST. LOUIS, MO – January 23, 2004 – SAVVIS Communications Corporation (NASDAQ: SVVS), a leading global managed IP and managed hosting services provider, today announced that it has been selected to acquire substantially all of the assets of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. (“Cable & Wireless America” or “CWA”) for $155 million in cash and assumed liabilities of approximately $12.5 million. CWA, wholly-owned subsidiaries of Cable and Wireless plc (NYSE: CWP; LSE: CW), filed for protection under Chapter 11 of the U.S. Bankruptcy Code in December of 2003 and conducted an auction completed yesterday for its business operations, for which SAVVIS submitted the winning bid.

SAVVIS’ shareholders Welsh, Carson, Anderson & Stowe and Constellation Ventures, a Bear Stearns asset management fund, have committed to finance the purchase price and provide ongoing funding to support the acquired assets. In addition, SAVVIS has entered into a Letter of Intent with Du Pont Fabros Interests LLC (“DuPont”) pursuant to which SAVVIS will sell its rights to acquire five of the CWA data centers to DuPont for $52 million, and to leaseback those data centers for 15 years.

Under the proposed terms of sale with CWA, SAVVIS will purchase substantially all of CWA’s assets, including CWA’s:

•	World Class Tier 1 IP Network, serving more than 2,000 enterprise customers, with a footprint encompassing 27% of all Internet routes and providing a range of IP network services from public Internet to private lines; and its
•	Comprehensive Hosting Services, with more than 1,000 enterprise customers, 15 data centers, a Fortune 500 focus, and a complete range of managed hosting, consulting and infrastructure services.

With the addition of the CWA network and hosting assets to SAVVIS’ existing world class IP network and hosting business, SAVVIS becomes one of the world’s largest IP/hosting infrastructure providers. The acquired assets will add over 5,000 customers and the combined entity is currently projected to have annualized revenues of approximately $700 million by year end 2004.The purchase of the CWA assets will enable SAVVIS to expand its range of IP network services to include private line services and an expanded range of consulting and hosting infrastructure services. The company currently projects that substantial infrastructure and operating synergies could be generated by this acquisition through the optimization of the combined network and hosting operations and the elimination of duplicate staff functions.

Commenting on the successful bid, SAVVIS’ chairman and chief executive officer Rob McCormick said, “We are extremely excited about joining Cable & Wireless America’s internet and complex hosting capabilities to our leading private network and hosting business, and we look forward to bringing new levels of service and quality to the combined customer base. The companies’ network and hosting operations are extremely complementary with one another and with the SAVVIS vision to provide the industry’s first truly virtualized managed services infrastructure. Enterprises are beginning to recognize the benefits of virtualization as they struggle with maximizing utilization of their IT infrastructure. SAVVIS’ acquisition of these network and hosting assets significantly expands our ability to deliver the full range of value added, managed utility services based on our virtualized approach.”

“The combination of SAVVIS’ unique virtualized and utility-based global services, combined with the CWA Tier 1 IP network and hosting infrastructure, will further accelerate and enhance the set of valued added products the company is already providing to multiple vertical industries, such as Financial Services, Media, Healthcare, and Retail,” said Clifford H. Friedman, senior managing director, Constellation Ventures, and member of SAVVIS’ Board of Directors. “We believe this combination will yield superior performance and economics for these various vertical industry customers, positioning SAVVIS as an integral partner with their customers.”

Financial Terms

SAVVIS’ purchase will be backed by committed financing from Welsh, Carson, Anderson & Stowe (“WCAS”) and Constellation Ventures (“Constellation”) and the anticipated proceeds of the sale-leaseback transaction. Upon consummation of the sale leaseback transaction, WCAS and Constellation will provide funding consisting of approximately $170 million in subordinated debt facilities (the “Shareholder Notes” or “Notes”), which the company will use to acquire the CWA assets and fund ongoing capital expenditures and working capital needs of the newly acquired assets. The Shareholder Notes mature five years from the date of initial funding and are subject to redemption by SAVVIS at any time in the first 360 days after the initial funding in an amount equal to the accreted value. During the first 360 days after the initial funding, the Notes will bear interest at 12.5%, payable semi-annually in kind, and are subject to redemption at any time. After 360 days the interest rate will increase to 15%, payable semi-annually in kind. The Notes are redeemable at 101% after the fourth anniversary of the initial funding. In conjunction with this financing, SAVVIS will also issue warrants to purchase 110 million shares of its common stock with a strike price of $1.63.

The proposed purchase is subject to approval by the US Bankruptcy Court, a hearing for which is scheduled for later today, and customary regulatory approvals and closing conditions. It is currently expected to close in the first quarter of 2004. If the transaction does not close by March 5, 2004, CWA will have the right to terminate the Asset Purchase Agreement to be executed in connection with the transaction. In conjunction with this bid, SAVVIS made a $5.0 million required deposit into escrow, which is subject to forfeiture to CWA if the transaction is terminated as a result of SAVVIS breaching any material representation, warranty, or covenant in the Asset Purchase Agreement.

About SAVVIS

SAVVIS Communications (NASDAQ: SVVS) is a leading Managed Services Provider that delivers private IP VPNs (virtual private networks), hosting, IP voice and application services to businesses. SAVVIS solutions are designed for industries with demanding IP requirements, including legal, media, retail, professional services, healthcare, manufacturing, and financial services. With its recent acquisition of the commercial business of WAM!NET, the company now delivers fully managed media services that enable organizations to share, collaborate, store and manage content with their partners and clients, and accelerate their workflows in the process.

SAVVIS was ranked #3 in IP VPN market share by IDC in its 2003 report, trailing only AT&T and MCI/WorldCom. Known as The Network that Powers Wall StreetSM, its network reliability was declared “perfect” in Network World magazine’s groundbreaking study of backbone performance. In 2003, SAVVIS won the American Business Awards “Stevie”TM in the category of Best Customer Service Organization. SAVVIS’ managed hosting services were awarded the Service Provider Excellence Award by Boardwatch magazine for its virtualized approach to managed hosting, and the Market Engineering Award from Frost & Sullivan for product differentiation and innovation.

For more information about SAVVIS’ Intelligent IP NetworkSM and managed hosting solutions, visit: http://www.savvis.net. For information about WAM!NET visit: www.wamnet.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from SAVVIS’ expectations. Certain factors that could affect actual results are set forth as risk factors in SAVVIS’ SEC reports and filings, including its annual report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on February 28, 2003, and all subsequent filings.

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